Exhibit 21

                  LIST OF SUBSIDIARIES OF LE@P TECHNOLOGY, INC.
                             A DELAWARE CORPORATION
                               AS OF MARCH 8, 2004

        Subsidiary                                    State of Incorporation
   --------------------                            -----------------------------

Primary Care Medical Centers of America, Inc.                Delaware

Sealcraft Operators, Inc.                                    Texas

Caribe Company                                               Delaware

Seal Properties, Inc.                                        Texas

Corpus Company                                               Delaware

South Corporation                                            Delaware

Seal Offshore, Inc.                                          Delaware

First Seal, Inc.                                             Texas

Seal (GP), Inc.                                              Delaware

Parkson Property LLC                                         Florida